Exhibit 99.1

Notice of

Special Meeting

of

Class B Stockholders

and

Proxy Statement

Friday, May 28, 2004

11:00 a.m.

Media General, Inc.

333 East Franklin Street

Richmond, Virginia 23219

May 3, 2004

Dear Stockholder:

We will hold a special meeting of our Class B Stockholders on May 28, 2004, at the Company’s principal offices at 333 East Franklin Street, Richmond, Virginia. The attached Notice of Special Meeting and Proxy Statement describe the matters that will be considered and voted upon at the special meeting.

Under the Articles of Incorporation of the Company, Class B Stockholders have the exclusive right to vote on the matters that will be presented at the special meeting. Class A Stockholders are not entitled to vote on those matters. Accordingly, although we are mailing the Notice of Special Meeting and Proxy Statement to all stockholders, only Class B Stockholders will receive a proxy card to vote at the special meeting.

We ask that all Class B Stockholders complete, sign and return the accompanying proxy card at your earliest convenience whether or not you plan to attend the special meeting.

Yours sincerely,

J. Stewart Bryan III

Publishing • Broadcast • Interactive Media

NOTICE OF SPECIAL MEETING OF CLASS B COMMON STOCKHOLDERS

To the Class A and Class B Stockholders

    of Media General, Inc.

Please take notice that a special meeting of Class B Stockholders of Media General, Inc., will be held on the fourth floor of the principal offices of the Company, 333 East Franklin Street, Richmond, Virginia on Friday, May 28, 2004, at 11:00 a.m. The purpose of the special meeting is to provide the Class B Stockholders with the opportunity to consider and vote upon proposals to:

1.  Amend the provision of the Articles of Incorporation relating to indemnification of directors and officers in a manner permitted by Virginia law;

2.  Adopt a new By-law eliminating the personal liability of directors and officers to the full extent permitted by Virginia law; and

3.  Adopt the Media General, Inc., Amended and Restated Supplemental 401(k) Plan, as required by the rules of the New York Stock Exchange for such plans.

Under Virginia law and the rules of the New York Stock Exchange, Class A and Class B Stockholders of record at the close of business on April 29, 2004, are entitled to notice of the special meeting. However, only holders of record of the Company’s Class B Common Stock at the close of business on that date will be entitled to participate in the special meeting and vote on the matters being presented at the meeting. Class A Stockholders are not entitled to vote on these matters.

Your attention is directed to the accompanying Proxy Statement.

By Order of the Board of Directors

GEORGE L. MAHONEY, Secretary

Richmond, Virginia

May 3, 2004

Class B Stockholders are requested to complete, date and sign the accompanying proxy card and return it in the envelope provided, whether or not they expect to attend the special meeting in person. Class B Stockholders who expect to attend in person are requested to please so indicate on the back of the accompanying proxy card. A proxy may be revoked at any time before it is voted.

PROXY STATEMENT

Special Meeting of Class B Stockholders

May 28, 2004

SOLICITATION OF PROXIES FROM CLASS B STOCKHOLDERS

This statement is being furnished to all stockholders of Media General, Inc. (the Company) in connection with a special meeting of the Company’s Class B Stockholders to be held on the fourth floor of the principal offices of the Company, 333 East Franklin Street, Richmond, Virginia on May 28, 2004, at 11:00 a.m.

Under the Articles of Incorporation of the Company, only holders of record of Class B Common Stock (Class B Stock) at the close of business on April 29, 2004, will be entitled to participate in the special meeting and vote on the matters being presented at the meeting. The Articles do not entitle Class A Stockholders to vote on these matters.

The Board of Directors is soliciting proxies from Class B Stockholders to be used at the special meeting. All shares of Class B Common Stock represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with the instructions set forth in the proxy card. A proxy may be revoked at any time before it is voted by notifying the Secretary of the Company in writing, by returning a later-dated proxy card or by voting in person at the special meeting.

The Company has outstanding 555,992 shares of Class B Stock as of April 29, 2004. Each share of Class B Stock will be entitled to one vote on each matter being voted upon at the special meeting.

The presence, in person or by proxy, of a majority of the outstanding shares of the Class B Stock will constitute a quorum for the transaction of business at the special meeting. For the proposal described in Item 1 to be approved, a majority of all votes entitled to be cast by Class B Stockholders must be cast “FOR” the proposal. Abstentions with respect to this proposal will have the same effect as a vote “AGAINST” the proposal. For the proposals described in Items 2 and 3 to be approved, the number of votes cast by Class B Stockholders “FOR” the proposal must exceed the number cast “AGAINST” the proposal. Abstentions with respect to these proposals will not be counted as votes “FOR” or “AGAINST” the proposal.

J. Stewart Bryan III, Chairman and Chief Executive Officer of the Company, is the beneficial owner of, and has sole voting and dispositive power over, 461,468, or approximately 83%, of the outstanding shares of Class B Stock. 373,000 of these shares are held by the D. Tennant Bryan Media Trust (the Media Trust) of which Mr. Bryan serves as sole trustee. Subject to his fiduciary duties as trustee of the Media Trust, Mr. Bryan intends to vote all of the Class B Stock that he beneficially owns FOR the proposals described below. If Mr. Bryan does so, the proposals would be approved at the special meeting without the vote of any other Class B Stockholder.

This Proxy Statement is being mailed to stockholders on May 3, 2004. Proxy Statements mailed to Class B Stockholders are being accompanied by a proxy card. The cost of soliciting proxies and dis -

tributing Proxy Statements, including the reimbursement to banks and brokers for reasonable expenses in sending Proxy Statements to their customers, will be borne by the Company.

ITEM 1—PROPOSAL TO AMEND THE PROVISION OF THE ARTICLES OF INCORPORATION RELATING TO INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Board of Directors has proposed an amendment to Article IV of the Company’s Articles of Incorporation to expand the indemnification to which the Company’s directors and officers will be entitled for liability resulting from actions they take in their capacity as directors and officers. As a result of this amendment, Article IV will entitle directors and officers to indemnification to the full extent permitted by Virginia law.

The Board of Directors believes that the proposed amendment will enable officers and directors of the Company to take action on the Company’s behalf without undue concern for personal liability. The Sarbanes-Oxley Act and the recently adopted rules of the New York Stock Exchange have imposed increased responsibilities on corporate directors and officers. As directors and officers take on these increased responsibilities, they face more scrutiny and a greater threat of litigation related to their work. As a result, and as reported in numerous articles in the press, an individual could conclude that the potential exposure could exceed the benefits of serving as an officer or director. To ensure that the Company’s corporate responsibilities are adequately met, particularly in the current environment, the Board of Directors believes it is critical to the Company’s ability to attract and retain qualified officers and directors that such persons be indemnified from personal liability to the full extent permitted by law.

A summary of the material differences between the current and proposed Article IV and the potential effects of the amendment is provided below. The full text of Article IV as proposed to be amended is attached as Appendix A.

Under the current Article IV, the Company is required to indemnify its directors or officers against liabilities they incur because of their positions with the Company, unless they are found to have acted with willful misconduct, bad faith, gross negligence or reckless disregard of their duties. The proposed amendment, which comports with Virginia law, would expand the scope of this obligation, requiring the Company to indemnify its directors and officers against liability they incur by reason of their being directors or officers, unless the liability is determined to have resulted from their willful misconduct or knowing violation of the criminal law. By providing indemnification for a broader array of liabilities, the proposed amendment could adversely impact directors’ and officers’ conduct, potentially to the disadvantage of the Company and its stockholders. It also could increase the indemnification payments required to be made by the Company.

Under the current Article IV, the Company must determine that the facts known to it would not preclude indemnification under Article IV before it advances funds for a director’s or officer’s litigation expenses. Under the proposed amendment, the Company would be required to advance funds for a director’s or officer’s expenses, unless the Board of Directors determines, based on the available facts, that the director or officer is not entitled to indemnification under Article IV. This change could increase the possibility that the Company advances expenses to an ineligible director or officer in a circumstance in which the requirement of a prior determination could have prevented it from doing so.

Amended Article IV would also conform the procedures for determining whether a director or officer is entitled to indemnification in a given circumstance to the procedures under the Virginia Stock Corporation Act.

The members of the Board of Directors acknowledge that they and future directors may benefit personally from the approval of the proposed amendment. In the Board’s view, however, the desire to act in the best interests of the Company and its stockholders—not the fear of personal liability—determines the level of care exercised by directors in discharging their duties. Therefore, the Board of Directors believes that any potential personal benefits of the proposed amendment would not influence the level of care exercised by directors in discharging their duties.

The Board of Directors recommends a vote “FOR” the approval of the proposed amendment to Article IV of the Company’s Articles of Incorporation.

ITEM 2—PROPOSAL TO ADOPT A BY-LAW ELIMINATING PERSONAL LIABILITY OF DIRECTORS AND OFFICERS TO THE FULL EXTENT PERMITTED BY LAW

The Board of Directors has proposed the adoption of a new By-law, Article X, which would eliminate to the full extent permitted under Virginia law, the possibility of monetary liability being imposed personally on the Company’s directors and officers in lawsuits brought by the Company or its stockholders. This By-law, which is expressly permitted by Virginia law, would not limit the liability of any director or officer for willful misconduct or knowing violations of the criminal law or federal or state securities laws.

As described in Item 1, the Board of Directors believes that the adoption of the proposed By-law will enable directors and officers of the Company to take action on the Company’s behalf without undue concern for personal liability, thereby reinforcing the Company’s ability to attract and retain qualified officers and directors

The extent of the liability to which a director or officer of the Company could be subject under Virginia law absent the proposed By-law amendment and the potential effects of the proposed By-law are described below. The full text of Article X, the proposed new By-law, is attached as Appendix B.

Under Virginia law, a director or officer could be held personally liable in a lawsuit brought by the Company or its stockholders for up to, but no more than, $100,000 (or the amount of his or her annual cash compensation from the Company, if greater) for any transaction, occurrence or course of conduct in connection with which he or she is found to have acted improperly. The proposed By-law would eliminate potential personal liability for the directors and officers, but, as noted above, would not limit the liability of any director or officer for willful misconduct or knowing violations of the criminal law or federal or state securities laws.

By eliminating the ability of the Company and it stockholders to recover monetary damages personally from the Company’s directors and officers under circumstances in which they are found to have taken action without the proper degree of care or otherwise not fully in accordance with their fiduciary duties, the proposed By-law could operate to the potential disadvantage of the Company and its stockholders. However, the By-law would not reduce or limit the fiduciary duties of directors and officers under Virginia law. It also would not affect the ability of the Company or its stockholders to seek to enjoin, rescind or obtain other equitable remedies to prevent actions inconsistent with the directors and officers’ fiduciary duties. Additionally, the proposed By-law would have no effect on any acts or omissions that may have occurred prior to its adoption.

As in the proposal set forth in Item 1, the members of the Board of Directors acknowledge that they and future directors may benefit personally from the adoption of the proposed By-law. In the Board’s view, however, the desire to act in the best interests of the Company and its stockholders—not the fear of personal liability for monetary damages—determines the level of care exercised by directors in discharging their duties. Therefore, the Board of Directors believes that any potential personal benefits of the proposed By-law would not influence the level of care exercised by directors in discharging their duties.

The Board of Directors recommends a vote “FOR” the adoption of Article X, the proposed new By-law

ITEM 3—PROPOSAL TO ADOPT THE MEDIA GENERAL, INC., AMENDED AND RESTATED SUPPLEMENTAL 401(k) PLAN

At the special meeting, the Class B Stockholders will be asked to adopt the Media General, Inc., Amended and Restated Supplemental 401(k) Plan. The plan, which has been in effect since August 1987, is designed to provide eligible employees of the Company with an opportunity to supplement their retirement savings on a tax-deferred basis through a program of compensation deferrals matched, in part, by contributions made by the Company. The plan is being submitted for a vote of the Class B stockholders in accordance with the rules of the New York Stock Exchange. A summary of the principal features of the plan is provided below. This summary is qualified in its entirety by reference to the full text of the plan attached as Appendix C.

Eligibility

The Board of Directors selects the employees of the Company who are eligible to participate in the plan from among our key executives whose pay exceeds compensation limits applicable under tax-qualified retirement plans and whose contributions to the Company’s MG Advantage 401(k) Plan are therefore limited. Participation in the plan on the part of eligible employees is voluntary. Currently, 36 employees of the Company are eligible to participate in the plan. 18 of these employees participate in the plan.

Administration

As administrator of the plan, the Company has the full and exclusive power and discretion to (among other things) interpret the plan and decide all questions arising under the plan. The Company bears all costs of administering the plan.

Determination of Benefits

Compensation Deferrals

An eligible employee participates in the plan by electing to defer a portion of his or her annual compensation. The amount deferred in any year may not be more than the lesser of:

•	the amount by which the participant’s annual compensation exceeds the maximum dollar limit established by the Internal Revenue Service (IRS) for that year under Section 401(a)(17) of the Internal Revenue Code; and

•	the maximum dollar limit established by the IRS for that year under Section 415 of the Internal Revenue Code For 2004.

For 2004, the Section 401(a) (17) maximum dollar amount is $205,000 and the Section 415 dollar amount is $41,000.

On each payroll date, a deduction is made from each participant’s paycheck for a prorated portion of the annual amount he or she elected to defer. At the end of each month, these funds are transferred to a trust the Company has established under the plan. Participants may change their elections as to future pay periods on a monthly basis.

Matching Contributions

The amount of Company matching funds for each participant also is calculated and transferred monthly to the plan trust. The maximum amount of matching contributions credited to a participant for any year is the lesser of:

•	the amount of annual compensation the participant elects to defer under the plan during that year; and

•	4% of the amount by which the participant’s annual compensation for that year that exceeds that year’s maximum dollar amount under Section 401(a)(17) of the Internal Revenue Code.

Plan Benefits

The following table sets forth both the amount of compensation expected to be deferred under the plan in 2004 by the individuals and groups specified and the anticipated matching contributions on those deferrals:

Name and Position	Participant Deferrals ($)	Matching Contributions ($)
J. Stewart Bryan III, Chairman and Chief Executive Officer	41,000	41,000
Marshall N. Morton, Vice Chairman and Chief Financial Officer	41,000	28,224
O. Reid Ashe, Jr., President and Chief Operating Officer	25,000	23,119
H. Graham Woodlief, Jr., Vice President	17,795	17,795
George L. Mahoney, General Counsel and Secretary	13,700	13,700
All current executive officers as a group	177,979	154,523
All current directors who are not executive officers as a group(1)	N/A	N/A
All employees, including all current officers who are not executive officers, as a group	185,832	158,540

(1)	Non-employee directors are not eligible to participate in the plan.

Information regarding the compensation paid to Messrs, Bryan, Morton, Ashe, Woodlief and Mahoney in respect of the Company’s 2001 – 2003 fiscal years is included in the Company’s proxy statement relating to its 2004 Annual Meeting of Stockholders. That proxy statement is available on the Company’s website (www.mediageneral.com) and on the website of the Securities and Exchange Commission (www.sec.gov).

Share Purchases

As noted above, the Company has established a trust under the plan to which the Company transfers cash reflecting the previously described participant deferrals and matching contributions. As soon as practicable after receipt of this cash, the trustee purchases shares of our Class A Common Stock (Class A Stock) in the public market. The assets in the trust are our assets and are not owned by the participants. The trustee exercises all voting rights with respect to the shares in the trust.

Crediting of Accounts; Vesting

Each participant’s account is adjusted on a monthly basis to reflect additional deferrals and matching contributions, the participant’s allocable share of any dividend or gain or loss during the prior month on the shares of Class A Stock held by the plan trust and the participant’s allocable share of the costs of operating the plan trust. Participants’ accounts are fully vested at all times.

Distribution of Benefits

Within 60 days after the end of any calendar month in which a participant’s employment with the Company is terminated, that participant receives a single distribution of shares of Class A Stock with a value at the end of the month that is equal to his or her account balance. In the event of a participant’s death, the participant’s beneficiary or estate receives the distribution.

Amendment and Termination

Our Board of Directors may amend or terminate the plan at any time, but no such action may reduce any benefit that has accrued prior to the date of such action. In addition, the plan will automatically terminate on the tenth anniversary of the special meeting, unless extended. If the plan is terminated, the trustee will distribute to the participants shares of Class A Stock equal to participants’ respective account balances.

Equity Compensation Plan Information

Appendix D includes information regarding our equity compensation plans and individual compensation arrangements under which shares of Class A Stock are authorized for issuance to employees or non-employees as of March 31, 2004. Shares of our Class B Stock are not authorized for issuance under our equity compensation plans or any individual compensation arrangement.

The Board of Directors recommends a vote “FOR” the adoption of the Media General Inc., Amended and Restated Supplemental 401(k) Plan.

By the Order of the Board of Directors

GEORGE L. MAHONEY, Secretary

Richmond, Virginia

May 3, 2004

Class B Stockholders are requested to complete, date and sign the accompanying proxy card and return it in the envelope provided, whether or not they expect to attend the special meeting in person. Class B Stockholders who expect to attend in person are requested to please so indicate on the back of the accompanying proxy card. A proxy may be revoked at any time before it is voted.

APPENDIX A

PROPOSED AMENDED ARTICLE IV OF THE COMPANY’S ARTICLES OF INCORPORATION

Article IV

The Corporation shall indemnify each Director and Officer who was or is a party to any proceeding, including a proceeding brought by a stockholder in the right of the Corporation or brought by or on behalf of stockholders of the Corporation, by reason of his being or having been a Director or Officer, against any liability incurred by him in connection with such proceeding, except to the extent such liability is a result of his willful misconduct or a knowing violation of the criminal law.

In the event of the satisfaction of a judgment, penalty or fine, including any excise tax assessed with respect to an employee benefit plan, in any proceeding, or in the event of a settlement or other disposition of a proceeding, the Corporation shall indemnify each Director or Officer against all liability incurred by him in connection with such proceeding, provided that such indemnity shall be conditioned upon a prior determination that such indemnification of the Director or Officer is permissible under the first sentence of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to such proceeding; or (ii) if the quorum described in (i) above cannot be obtained, by majority vote of a committee, duly designated by the Board of Directors (in which designation Directors who are parties to such proceeding may participate), consisting solely of two or more Directors not at the time parties to such proceeding; or (iii) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (i) and (ii) above, if a quorum of the Board of Directors cannot be obtained under (i) above and a committee cannot be designated under (ii) above, selected by majority vote of the full Board of Directors, in which selection Directors who are parties to such proceeding may participate, or (iv) by the stockholders entitled to vote thereon (but shares owned by or voted under the control of Directors or Officers who are at the time parties to such proceeding may not be voted on such determination). Directors eligible to make any such determination or to refer any such determination to special legal counsel must act with reasonable promptness when indemnification is sought by any Director or Officer. Notwithstanding the provisions of this paragraph, the Corporation shall not indemnify any Director or Officer to the extent that he shall receive indemnification similar to that hereinabove provided from any other source.

The Corporation shall pay for or reimburse the reasonable fees, costs and expenses incurred by a Director or Officer who is a party to a proceeding in advance of final disposition of the proceeding if (i) the Director or Officer furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct set forth in the first sentence of this Article, and (ii) the Director or Officer furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advance if it is ultimately determined he did not meet such standard, unless a determination has been made in the manner set forth above that the facts then known to those making the determination would preclude indemnification under this Article. The undertaking required by (ii) above shall be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

Every reference in this Article to Director or Officer shall include every Director or Officer or former Director or Officer of the Corporation and every person who may have served at the request of the Corporation or one of its subsidiaries as a director, officer, partner or trustee of any corporation, partnership, joint-venture, trust, employee benefit plan, or other enterprise, and, in all of such cases, his heirs, executors and administrators.

In addition, in this Article, the terms “expenses,” “liability,” “party” and “proceeding” shall have the respective meanings set forth in Section 13.1-696 of the Virginia Stock Corporation Act.

The foregoing rights and indemnification shall not be exclusive of any other rights to which the Directors and Officers may be entitled according to law.

APPENDIX B

PROPOSED ARTICLE X TO THE COMPANY’S BY-LAWS

Article X—Limitation of Liability

No Director or Officer of the Corporation shall be liable to the Company or to its stockholders for monetary damages to the full extent that the Virginia Stock Corporation Act, as amended from time to time, permits the elimination of, or limitation on, such liability.

APPENDIX C

MEDIA GENERAL, INC.

SUPPLEMENTAL 401(k) PLAN

Amended and Restated as of April 29, 2004

ARTICLE I

INTRODUCTION

Purpose of the Plan. The purpose of the Media General, Inc. Supplemental 401(k) Plan (the “Plan”) is to provide supplemental retirement savings to the Eligible Employees under the Plan, through a program of compensation reduction deferrals (that are matched, in part, by employer contributions, in accordance with the terms of the Plan). This Plan is specifically designed to allow a select group of key executives, whose pay exceeds the Internal Revenue Code Section 401(a)(17) compensation limit and whose elective deferral contributions to the MG Advantage 401(k) Plan (the “401(k) Plan”) are thereby limited under the provisions of the Code, to defer compensation under this Plan by means of compensation reductions (and otherwise receive the benefit of partial employer matching provided under the Plan).

ARTICLE II

DEFINITIONS

Wherever used herein, the following terms have the following meanings (unless a different meaning is clearly required by the context):

2.01 “Administrator” means the Company or other person, entity or committee appointed to administer the Plan, in accordance with Article III.

2.02 “Affiliated Company” means (a) any corporation (other than the Company) that is a member of a controlled group of corporations (as defined in Code Section 414(b)) with the Company, (b) any trade or business (other than the Company), whether or not incorporated, that is under common control (as defined in Code Section 414(c)) with the Company, and (c) any trade or business (other than the Company) that is a member of an affiliated service group (as defined in Code Section 414(m)) of which the Company is also a member, provided that, the term “Affiliated Company” shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of (a), (b) or (c) above.

2.03 “Beneficiary” means the person or persons entitled under Article VIII to receive benefits under the Plan upon the death of the Participant.

2.04 “Board of Directors” means the Board of Directors of the Company.

2.05 “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes references to any comparable or succeeding provisions of any legislation that amends, supplements, or replaces such section or subsection.

2.06 “Company” means Media General, Inc., a Virginia corporation, and any successor to all or a major portion of its assets or business that assumes the obligations of the Company.

2.07 “Compensation” means compensation as defined under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and a Participating Employer (and without any limitations otherwise imposed under the Internal Revenue Code). Otherwise, as to compensation for Plan purposes, see “Plan Compensation” below.

2.08 “Computation Period” means an Eligibility Computation Period or a Vesting Computation Period, as the context requires herein.

2.09 “Effective Date” means August 1, 1987. The Plan was amended and restated, effective November 17, 1994; was amended and restated again effective as of July 1, 2002; and then, most recently, has been amended and restated effective as of April 29, 2004. The “Effective Date” of this amendment and restatement is April 29, 2004.

2.10 “Eligible Employee” means:

1) an Employee of the Company or a Participating Employer;

2) who receives annual Compensation in excess of the compensation dollar limit imposed under Internal Revenue Code Section 401(a)(17) each year (for example, $205,000 for calendar year 2004); and

3) who otherwise is selected by the Company to participate in this Plan in accordance with the provisions of the Plan (and who has not thereafter become ineligible to participate).

“Eligible Employee” shall exclude any Employee hired on an occasional or temporary basis. Also, “Eligible Employee” shall exclude any Employee covered under a collective bargaining agreement entered into by an Employer. Further, “Eligible Employee” shall exclude any independent contractor of any Employer. Otherwise, “Eligible Employee” shall exclude any employee who is not reported on an Employer’s payroll records as a common law employee, even if later reclassified by any court or administrative agency as a common law employee of the Employer.

2.11 “Employee” means any person who is employed by an Employer, but excludes any person who is employed as an independent contractor.

2.12 “Employer” means the Company and any Participating Employer that shall adopt this Plan. When used in the Plan, the term “Employer” shall refer to the specific Employer of the Employee(s) or Participant(s) under consideration, rather than to all of the Employers in the aggregate, unless the context requires otherwise.

2.13 “401(k) Plan” means the MG Advantage 401(k) Plan (formerly the Thrift Plan Plus for Employees of Media General, Inc.).

2.14 “Matching Contribution” means, in the case of any Participant in the Plan, any unfunded matching contribution allocation made for the benefit of the Participant by a Participating Employer under Section 5.03.

2.15 “Matching Contribution Account” means, for any Participant, the unfunded Plan recordkeeping account described in Section 7.01 to which Matching Contributions for the Participant’s benefit (and earnings attributable thereto) are credited under the Plan.

2.16 “Normal Retirement Date” means the date on which the Participant attains age 65 (the “Normal Retirement Age”).

2.17 “Participant” means each Eligible Employee who participates in the Plan, in accordance with Article IV hereof.

2.18 “Participating Employer” means the Company and any Affiliated Company that has adopted the Plan with the approval of the Company’s Board of Directors.

2.19 “Plan” means the Media General, Inc. Supplemental 401(k) Plan (formerly the Media General, Inc. Supplemental Thrift Plan) as set forth herein, together with any and all amendments and supplements hereto.

2.20 “Plan Compensation” means the excess (if any) of:

1) the Participant’s Compensation for the Plan Year, as defined above and under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and a Participating Employer (and without any limitation otherwise imposed under the Internal Revenue Code); over,

2) the annual tax-qualified plan compensation limitation set forth under Internal Revenue Code Section 401(a)(17), as adjusted for that Plan Year.

For example, Plan Compensation for the 2004 Plan Year for a Participant with overall Compensation of $250,000 would be $45,000 ($250,000 – $205,000 = $45,000).

2.21 “Plan Year” means the calendar year.

2.22 “Stock” means the Class A common stock of the Company.

2.23 “Supplemental Contribution” means, in the case of any Participant, that portion of a Participant’s Plan Compensation that is deferred under the Plan in accordance with Article V hereof.

2.24 “Supplemental Contribution Account” means, for any Participant, the unfunded plan recordkeeping account described in Section 7.01 to which Supplemental Contributions for the Participant’s benefit (and earnings attributable thereto) are credited under the Plan.

2.25 “Trust” means the trust of trusts, if any, that may be established between the Company and a Trustee for the convenience of the Company, in connection with the Company’s maintenance and operation of the Plan. All assets of any such trust shall be held solely for the benefit of, the Company; or, otherwise, shall be held in trust subject to the claims of the Company’s creditors. The Plan shall remain solely an unfunded promise of the Company to pay benefits to Plan participants.

2.26 “Trust Fund” means any property held in trust by the Trustee for the benefit of the Company (or held in trust, subject to the claims of the Company’s creditors).

2.27 “Trustee” means any person or persons appointed as Trustee pursuant to Section 6.02, any successor trustee or trustees, and any additional trustee or trustees.

2.28 “Valuation Date” means, except as provided in Section 9.02 or unless the Plan Administrator determines otherwise, the last business day of each calendar month after the Effective Date.

ARTICLE III

ADMINISTRATION

3.01 Administrator. The plan will be administered by the Company or by any person, entity or committee appointed from time to time by the Board of Directors to serve at its pleasure. A Participant may be appointed to serve as Administrator at the discretion of the Board of Directors. Except as may be directed by the Company, no person serving as Administrator will receive any compensation for his services as Administrator. The Company shall provide the Trustee with a written certification stating the name or names of the Administrator (or the designated persons authorized to direct the Trustee on behalf of the Administrator). The Trustee shall be entitled to rely upon such certification as to the identity of the Administrator (and any designated authorized persons) until the Company otherwise notifies the Trustee.

3.02 Powers of Administrator. The Administrator will have full and exclusive power and discretion to administer the Plan, including as to all of its details. For this purpose, the Administrator’s power will include, but will not be limited to, the following authority:

(a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

(b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any Employee, former Employee, Participant, former Participant and Beneficiary;

(c) to decide all questions concerning the Plan;

(d) to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

(e) to authorize the payment of Plan benefits;

(f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and

(g) to appoint such agents, counsel, accountants, consultants and recordkeepers as may be required to assist in administering the Plan.

3.03 Examination of Records. The Administrator will make available to each Participant such Plan records as pertain to the Participant, for examination at reasonable times during normal business hours.

3.04 Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary review or action by the Administrator is required, the Administrator shall exercise such authority in a nondiscriminatory manner (so that all persons who are similarly situated will receive substantially the same treatment).

3.05 Reliance on Tables, etc. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports that are furnished by any trustee, counsel, accountant, consultant, recordkeeper or other professional who is employed or engaged by the Administrator or the Company.

3.06 Indemnification of Administrator and Trustee. The company agrees to indemnify and defend, to the fullest extent of the law, any Employee or former Employee who in good faith serves or has served in the capacity of Administrator, as a member of a committee designated as Administrator or as an authorized person acting on behalf of the Administrator, against any liabilities, damages, costs and expenses occasioned by having occupied any fiduciary position in connection with the Plan.

The Company agrees to indemnify and defend, to the fullest extent of the law, any claims against the Trustee arising from actions taken by the Trustee pursuant to instructions from the Company or the Administrator; or, if the Trustee may not act in the absence of such instructions, its failure to act in the absence of such instructions.

3.07 Costs of Administration. All reasonable costs and expenses incurred by the Administrator and the Trustee in administering the Plan and Trust will be paid by the Company.

ARTICLE IV

PARTICIPATION

4.01 Participation. An Eligible Employee, who has satisfied the criteria established by the Company and is selected for participation by the Company (in its sole discretion), may become a Participant as of the first day of any subsequent month, by delivering an executed compensation reduction agreement (described in Section 5.02) to the Administrator (if such agreement is received and accepted by the Administrator prior to the beginning of the month for which such compensation reduction election is to be effective).

4.02 Notice to Participants. The Administrator will inform each Employee who becomes eligible to participate in the Plan of his eligibility to participate (and execute a compensation reduction agreement).

ARTICLE V

DEFERRALS AND MATCHING CONTRIBUTIONS

5.01 Supplemental (Deferral) Contributions. For each Participant, who has in effect for any pay period an effective compensation reduction agreement and otherwise is receiving Plan Compensation from a Participating Employer during such pay period, the Employer will reduce the Participant’s Plan Compensation by (and the Company will record as a Supplemental Contribution) the amount (or percentage) of Plan Compensation specified in such Participant’s compensation reduction agreement. Each unfunded Supplemental Contribution will be credited to the Participant’s Supplemental Contribution Account, in accordance with Section 7.02.

5.02 Compensation Reduction Agreements. For purposes of Section 5.01, a “compensation reduction agreement” is a written agreement between a Participant and his Participating Employer that satisfies the requirements of this Section 5.02. Each agreement will provide that the Participant’s Plan Compensation will be reduced by the amount specified in the agreement. The aggregate compensation reduction for each Plan Year, however, shall not exceed the Internal Revenue Code Section 415 “annual additions” dollar limit in force for that Plan Year (for example, $41,000 for year 2004). Each agreement will be in a form prescribed or approved by the Administrator. Further, each executed agreement received and accepted by the Administrator in accordance with Section 4.01 will be:

(a) irrevocable while the agreement is in effect with respect to Plan Compensation already earned; but

(b) revocable as to future pay (in accordance with the terms of the Plan, as provided below).

Otherwise, a Participant may elect to increase or decrease the amount by which his future Plan Compensation is to be reduced, by delivering a new compensation reduction agreement prior to the beginning of the month for which such new election is to be effective.

5.03 Matching Contributions. The Participating Employer shall provide to the Company, with respect to each Participant’s Matching Contribution Account for each Plan Year, an amount equal to the lesser of:

(a) one hundred percent (100%) of the amount of the Participant’s Supplemental Contribution for the Plan Year; or

(b) four percent (4%) of the Participant’s Plan Compensation for the Plan Year.

The Administrator shall estimate the unfunded Matching Contributions that will need to be recorded by the Company for the Participant during the Plan Year (based on the Participant’s compensation reduction agreement and expected Plan Compensation). The Administrator then shall divide the tentative Matching Contribution for the Plan Year by the number of pay periods for the Participant for the Plan Year. The appropriate portion of the tentative Matching Contribution for the Plan Year, as determined above, will be credited to the Participant’s unfunded Matching Contribution Account at the same time that the Participant’s Supplemental Contributions are credited (after each pay period). Otherwise, the Employer or the Company may forward funds equivalent to such amount to the Trustee, as the Company elects.

Following the end of each Plan Year, the Administrator shall adjust each Participant’s final Matching Contributions for the completed Plan Year (to the final correct amount), by making a credit to, or deduction from, such Participant’s Matching Contribution Account (generally by January 31 of the following year).

If a Participant separates from employment prior to the end of the Plan Year, however, the Administrator generally shall proceed with final adjustment of the separated Participant’s Matching Contributions (by making a final credit to, or final deduction from, such Participant’s Matching Contribution Account by the last day of the month that next follows the Participant’s separation).

ARTICLE VI

TRUST FUNDS

6.01 “Unfunded Plan”. The Plan shall be and remain “unfunded” for federal income tax purposes and for purposes of Title I of ERISA. The Plan shall constitute only an unfunded promise by the Company to make future Plan benefit payments. Nevertheless, for the convenience of the Company, a trust fund (or trust funds) may be established to invest certain Company assets for the purpose of paying certain benefits. Any such trust shall be maintained for the benefit of the Company (or, in any case, subject to the claims of the Company’s creditors). No Participant or Beneficiary shall have any right, title, or interest in, or to, any trust asset (and all assets shall remain subject to the claims of the Company’s creditors).

6.02 Appointment of Trustee. The Company may appoint, by written notice, one or more individuals or corporations to act as Trustee under the Plan; and, may remove and appoint a successor to any such person or persons (at any time). The Trustee, and any Successor Trustee, shall be entitled to written notice from the Company, stating the date on which the removal is effective. Written notice of removal, resignation or appointment shall be provided to all Trustees under the Plan. The Company may enter into a separate trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company, in its sole discretion, may deem necessary or desirable.

6.03 Investment Funds Within the Trust Fund. All contributions to a Trust (and all investments thereunder) shall be held by the Trustee in the applicable Trust Fund. The Trust Fund shall consist of Stock held by the Trustee, all cash held by the Trustee resulting from the receipt of dividends or other distributions on Stock held in the Trust, and all contributions paid in cash. All cash held by the Trustee is to be invested in Stock as soon as reasonably practicable.

The Trustee, as directed by the Company, shall have the right to vote stock held in the Trust Fund, personally or by proxy, and to delegate the Trustee’s powers and discretions with respect to stock to a proxy.

6.04 Acquisition of Stock. The Trustee shall purchase the Stock required for the Trust from such sources, and at such prices, as the Trustee shall determine in its sole discretion.

6.05 Investment of Contributions and Earnings. All amounts credited to a Participant’s Supplemental Account and his Matching Contribution Account thereunder shall be hypothetically invested in Company Stock on the Plan’s records, as provided under the Plan’s provisions. Otherwise, any cash contributions delivered by the Company to a Trustee shall be invested in Company Stock as soon as reasonably practicable.

6.06 Protection of Trustee and Limitation of Liability. Each Trustee shall be fully protected in acting upon any instrument, certificate, or document believed by it to be genuine. The Trustee agrees to hold in trust and administer the Trust Fund subject to the terms and conditions of the Company, including as set forth under the Plan. The Trustee’s responsibility shall be limited to holding and investing the assets of the Fund in its possession (including voting Stock as provided in Section 6.03).

ARTICLE VII

PARTICIPANT ACCOUNTS

7.01 Accounts. The Administrator shall maintain on its books for each Participant a Supplemental Contribution Account and a Matching Contribution Account. The Trustee may establish and maintain such sub-accounts as it deems necessary or desirable to fulfill the provisions of the Plan.

7.02 Adjustments of Accounts. The Administrator shall, as of each Valuation Date:

(a) First, with respect to each Participant, reduce the balance of his Supplemental Contribution Account (until exhausted) and then the balance of his Matching Contribution Account, by the aggregate amount of all withdrawals and distributions provided to the Participant (or his Beneficiary) since the preceding Valuation Date;

(b) Second, credit each Participant’s Supplemental Contribution Account with the sum of the Supplemental Contributions made for his benefit for the period ending on such Valuation Date;

(c) Third, credit each Participant’s Matching Contribution Account with the Matching Contributions made for his benefit for the period ending on such Valuation Date; and

(d) Fourth, adjust the respective balances of each Participant’s Supplemental Contribution Account and Matching Contribution Account, to reflect the hypothetical earnings, losses and current fair market value allocable to such accounts, whether by reference to any Trust established by the Company for its convenience or otherwise.

In adjusting each unfunded account under subsection (d) above to track the current value of assets in a Trust Fund, the Administrator will allocate to each account (in proportion to the balances therein immediately prior to such adjustment) an amount equal to the gain and loss (realized and unrealized) on the assets of the Trust Fund, valued at fair market value (including any costs of operating the Trust). In the case of each Participant (including any former Participant or Beneficiary), the Plan shall continue to maintain the unfunded accounts described herein, and adjust such accounts in the manner set forth above, until such Participant’s accounts are distributed in their entirety.

ARTICLE VIII

DISTRIBUTION OF BENEFITS

8.01 Separation from Employment. Upon the Participant’s separation from employment for any reason, each Participant (or his designated Beneficiary) will receive a Stock distribution in an amount equal to the final balance of his Supplemental Contribution Account and Matching Contribution Account, determined as of the Valuation Date coinciding with or next following the date his employment ends. Any remaining amounts held for the Participant (Beneficiary) under such Accounts that are equal only to a fractional share of Stock shall be paid in cash. Any payment required under this Section shall be made no later than 60 days from the Valuation Date coinciding with or next following the date employment ends.

8.02 Payments to Beneficiary. If the Participant dies prior to receiving all Payments due him under the Plan, the Company (or the Trustee, at the direction of the Company) shall distribute all payments then due the Participant to the Participant’s Beneficiary (at the time provided for in the Plan and in the amount that would have been provided to the Participant had he survived).

8.03 Beneficiary Designation. The Participant may from time to time, by signing a form approved by the Administrator, designate any legal or natural person or persons (who may be designated contingently or successively) to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A beneficiary designation form will be effective only after the signed form is filed with the Administrator while the Participant is alive (and such designation will cancel, immediately upon filing, all beneficiary designations signed and filed previously). If the Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the Company shall pay any unpaid amounts to the Participant’s estate.

8.04 Unsecured Contractual Obligation. The Company’s (any Employer’s) obligation to make payments to any person under this Agreement is purely contractual, and the parties do not intend that the amounts payable hereunder be held by the Company “in trust” for the benefit of the Participant. Participants (and Beneficiaries) shall have only the status of unsecured creditors of the Company with respect to Plan benefits.

8.05 Benefits Non-Assignable. Benefits payable to, or for the benefit of, a Participant or Beneficiary shall not be assignable and shall not be subject to the claims of creditors of such Participant or Beneficiary.

8.06 Claims Procedure. Any claim by a Participant or his Beneficiary (hereafter “Claimant”) for benefits shall be submitted to the Administrator. The Administrator shall be responsible for deciding whether such claim properly relates to benefits provided by the Plan (and thus is a “Covered Claim”) and for providing a final decision with respect to such claim. In addition, the Administrator shall provide a full and fair review of the claim, in accordance with the procedures described below.

Each Claimant or other interested person shall file with the Administrator such pertinent information as the Administrator may specify, in such manner and form as the Administrator may specify and provide. Such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant (or on behalf of the Claimant). Each Claimant shall supply at such times and in such manner, as may be required, written proof that the benefit is covered under the Plan.

If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant fails to furnish such proof as is requested, no benefits or further benefits hereunder, as the case may be, shall be payable to such Claimant.

Notice of a decision by the Administrator with respect to any claim shall be furnished to the Claimant within 90 days following the receipt of the claim by the Administrator (or within 90 days following the expiration of the initial 90-day period, in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Administrator to the Claimant before the expiration of the initial 90-day period. The notice of extension shall describe the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished.

Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim is wholly or partially denied, such notice shall be in writing and shall set forth (i) the specific reason or reasons for the denial; (ii) specific references to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s claims review procedure. If the Administrator fails to notify the Claimant of the decision regarding his or her claim, the claim shall be deemed denied and the Claimant shall then be permitted to proceed with the claims review procedure provided herein.

Within 60 days following receipt by the Claimant of notice of the claim denial, or within 60 days following the close of the 90-day period referred to herein if the Administrator fails to notify the Claimant of the decision within such 90-day period, the Claimant may appeal denial of the claim by filing a written application for review of the claim with the Administrator. Following such request for review, the Administrator shall fully and fairly review the decision denying the claim. Before the Administrator makes its decision, the Claimant shall be given an opportunity to review pertinent documents and to submit issues and comments to the Administrator in writing. The decision of the Administrator shall be made within 60 days following receipt by the Administrator of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing such denied claim). The Administrator shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

For all purposes under the Plan, the decision with respect to a claim (if no review is requested) or the decision with respect to a claim review (if review is requested) shall be final, binding and conclusive on all interested parties.

ARTICLE IX

AMENDMENT AND TERMINATION

9.01 Amendment. The Plan shall terminate automatically without further action of the Board of Directors of the Company on the tenth anniversary of the date in April, 2004, on which the stockholders of the Company approve the Plan. Prior to such date, the Company reserves the right to amend, modify or terminate the Plan, in whole or in part, at any time (including, without limitation, an amendment to extend the date on which the Plan will automatically terminate as set forth in the immediately preceding sentence). Any such amendment, modification or termination of the Plan shall be made by a resolution adopted by the Board of Directors and communicated to Participants within a reasonable time following the later of the date of adoption or the effective date of such action. Neither the termination of the Plan nor any amendment to the Plan, however, shall retroactively reduce any benefit payable to the Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to the amendment, modification or termination).

9.02 Distributions Upon Termination of the Plan. Upon any termination of the Plan, if and as directed by the Administrator in writing, the Trustee will make distributions to each Participant in an amount equal to the entire balance of the Participant’s Supplemental Contribution Account and Matching Contribution Account (determined as of the termination date, which shall serve as the final Valuation Date unless the Administrator otherwise directs). Upon completion of account distributions to all Participants (by the Company or any Trustee), the Plan will terminate, the Company and the Administrator will be relieved from all liability under the Plan, and no Participant or other person will have any further claims rights or other rights thereunder.

ARTICLE X

APPLICABLE LAW

This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, Media General, Inc. has caused this document to be signed by its duly authorized officer.

MEDIA GENERAL, INC.

By:

APPENDIX D

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information regarding our equity compensation plans and individual compensation arrangements under which our shares of Class A Stock are authorized for issuance to employees or non-employees as of March 31, 2004. Shares of our Class B Stock are not authorized for issuance under our equity compensation plan or any individual compensation arrangement.

	(a)	(b)	(c)
Plan category	Number of shares of Class A Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Class A Stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our shareholders	1,574,022(1)	$51.68	1,196,552(2)
Equity compensation plans not approved by our shareholders	115,302(3)	(4)	(5)

Total	1,689,324	$51.68	1,196,552

(1)	Includes the number of securities to be issued upon exercises under the Non-Qualified Stock Option Plan.

(2)	Includes the number of securities remaining available to future issuances under the following plans: 1996 Non-Qualified Stock Option Plan (817,033) and 1997 Restricted Stock Plan (378,519).

(3)	Includes the number of deferred stock units (credited as shares of Class A Stock) under the following plans: Supplemental 401(k) Plan (53,104 shares) and the Directors’ Deferred Compensation Plan (62,198 shares).

(4)	The deferred stock units credited under the plans referenced in footnote 3 do not have an exercise price.

(5)	The Supplemental 401(k) Plan and the Directors’ Deferred Compensation Plan do not contain fixed share limits. Rather, these plans contain formulas pursuant to which deferred stock units are credited to participants in the plans. The terms of the Supplemental 401(k) Plan are described above in this proxy statement. Under the Directors’ Deferred Compensation Plan, a minimum of 50% of fees paid to our non-employee Directors is required to be credited as deferred stock units. In addition, a Director may elect to have the balance of his or her fees credited as deferred stock units. Settlement of these deferred stock units occurs upon termination of the Director’s service, at which time the Company settles the deferred stock units credited to the departing Director by delivering to the Director at one time or in several installments, at his or her election, either a number of shares of Class A Stock equal to the number of deferred stock units credited to the departing Director or cash in an amount equal to the market value of those shares.

MEDIA GENERAL, INC.

Special Meeting of Class B Stockholders

Proxy Solicited By The Board of Directors

The undersigned appoints O. Reid Ashe, Jr., J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, to vote all Class B Common Stock which the undersigned is entitled to vote at the special meeting of Class B Stockholders to be held on Friday, May 28, 2004, and any adjournment thereof, as follows:

The Board of Directors Recommends a Vote “FOR” the Following Proposals:

Item 1: To amend the provision of the Articles of Incorporation relating to indemnification of directors and officers.	☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 2: To adopt a By-law eliminating personal liability of directors and officers to the full extent permitted by law.	☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 3: To adopt the Media General, Inc., Amended And Restated Supplemental 401(k) Plan.	☐ FOR ☐ AGAINST ☐ ABSTAIN

(Please date and sign on reverse side.)

IF THIS PROXY IS SIGNED AND DATED BUT DOES NOT INCLUDE VOTING INSTRUCTIONS, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Receipt of Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Dated: , 2004

Please date and sign proxy as name appears. Joint Owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

☐ Please indicate if you plan to attend the special meeting.